Exhibit 10.1

Y&T E-COMMERCE INC — New Hire Onboarding Forms	February 2026

Y&T E-COMMERCE INC

Form OB-01 — At-Will Employment Acknowledgment (Form OB-01)

AT-WILL EMPLOYMENT ACKNOWLEDGMENT

I, the undersigned employee, acknowledge and agree to the following:

1. My employment with Y&T E-COMMERCE INC (the “Company”) is at-will. This means that either the Company or I may terminate the employment relationship at any time, with or without cause, and with or without advance notice.

2. No supervisor, manager, or any other representative of the Company has the authority to enter into any agreement, oral or written, that guarantees employment for any specified period of time or that changes the at-will nature of my employment.

3. The at-will nature of my employment can only be modified by a separate, formal written employment agreement that: (a) is expressly titled “Employment Agreement”; (b) specifically states in express terms that the at-will relationship is being modified or replaced; and (c) is signed by both me and an authorized officer of the Company with authority to bind the Company to employment agreements. No offer letter, email, memorandum, handbook provision, course of conduct, oral statement, or any other communication shall constitute such an agreement or be construed to modify the at-will relationship.

4. This at-will acknowledgment supersedes any prior oral or written statements regarding the duration of my employment.

5. Nothing in this Acknowledgment limits any rights under applicable federal, state, or local law.

By signing below, I acknowledge receipt of this form.

Employee Name (Print): Hongkai Wang

Employee Signature:	/s/ Hongkai Wang

Date: 02-23-2026

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Y&T E-COMMERCE INC — New Hire Onboarding Forms	February 2026

Y&T E-COMMERCE INC

Form OB-05 - Timekeeping, Meal Period & Rest Break Acknowledgment

TIMEKEEPING AND MEAL/REST BREAK ACKNOWLEDGMENT

I, the undersigned employee, acknowledge the Company’s timekeeping and meal/rest break requirements below.

PART I — TIMEKEEPING AND ACCURATE REPORTING

1. I understand that I am required to accurately record all time worked, including start time, end time, and all meal breaks, using the Company’s designated timekeeping system.

2. I understand that I must not work off-the-clock. I must not begin work before clocking in, continue working after clocking out, or perform any work during meal breaks without authorization.

3. I understand that falsifying time records — including recording time not worked, failing to record time worked, or altering another employee’s time records — is a serious violation of Company policy and applicable law, and may result in immediate termination.

4. I understand that if I am unable to use the timekeeping system on any given day, I must immediately notify my supervisor and Human Resources so that time can be recorded manually.

5. I understand that I must report any discrepancy in hours or wages to Human Resources.

PART II — MEAL AND REST BREAK RIGHTS (NON-EXEMPT EMPLOYEES)

6. I understand I am entitled to a 30-minute unpaid meal period for shifts over 5 hours, and a second 30-minute unpaid meal period for shifts over 10 hours.

7. I understand that meal periods must be duty-free. I must notify my supervisor if I am interrupted during a meal period.

8. I understand I am entitled to a paid 10-minute rest break for every four hours worked.

PART II — MEAL AND REST BREAK (EXEMPT EMPLOYEES — COMPLETE INSTEAD OF ABOVE)

6. I understand that as an exempt employee, California meal and rest break requirements do not apply to my position.

PART III — REPORTING VIOLATIONS

9. I understand that I should report any meal or rest break issue to Human Resources promptly.

PART IV — EMPLOYEE ACKNOWLEDGMENT

By signing below, I acknowledge receipt of this form and agree to comply with the Company’s timekeeping and meal/rest break requirements.

☐ Non-Exempt (Hourly) Employee	☒ Exempt (Salaried) Employee

Employee Name (Print): Hongkai wang

Employee Signature:	/s/ Hongkai Wang

Date:  02-23-2026

HR Representative:

HR Signature:_________________________________

Date: ______________________________

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Acknowledgement and Receipt

I acknowledge by signing that as of the date below, I have received my copy of Y&T E-commerce Inc’s Employee Handbook 2026. I acknowledge that this Employee Handbook supersedes all previously issued Employee Handbooks, and all previously issued Employee Handbooks are hereby revoked. I understand that the Handbook contains important information about Company’s personnel policies and rules and my obligations and benefits as an employee. In particular, I acknowledge that the Handbook contains YTE’s policy prohibiting discrimination, harassment, and retaliation. I understand and agree that it is my responsibility to read, understand, and abide by the policies, practices and procedures contained in the Handbook. If I am unable to understand anything contained herein, I will immediately notify the Practice Administrator and/or Human Resources to request explanation. New terms, policies and procedures may have to be written periodically. Company reserves the right to add, delete, modify or revise any and all terms, policies and procedures at any time.

I understand that the policies or practices can be changed at any time by YTE. YTE will strive to give me advance notice of any alterations to this Handbook. All revisions to this Handbook will only be made in writing and subsequently distributed to all employees. Company reserves the right to change my hours, wages and working conditions at any time.

This Handbook sets forth the entire agreement between employees and the YTE as to the duration of employment and the circumstances under which employment may be terminated. Nothing in this employee Handbook or in any other personnel document, including benefit plan descriptions, creates or is intended to create a promise or representation of continued employment for any employee. Furthermore, I agree that my employment with the YTE is not for a specified term and is at-will, which means that it can be terminated with or without cause, and with or without notice, at any time, either at my option or at the option of the YTE.

Nothing in this at-will statement is intended to interfere with an employee’s rights to communicate or work with others toward altering the terms and conditions of their employment.

I understand that my signature on or electronic acknowledgment of this document verifies that I have received a copy of YTE’s Employee Handbook and that I have read and understand the afore-mentioned statements.

I also understand and acknowledge that nothing about the policies and procedures set forth in this Employee Handbook should be construed to interfere with any employee rights provided under state or federal law, including Section 7 of the National Labor Relations Act.

Name : Hongkai wang

Signature of the Employee:	/s/ Hongkai wang

Date: 02-23-2026

Y&T E-COMMERCE INC

EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

This Confidentiality and Inventions Agreement (this “Agreement”) is entered into as of 02-23-2026 (the “Effective Date”), by and between:

Y&T E-COMMERCE INC, a California Corporation (“Company” or “YTE”); and Hongkai Wang  (“Employee”).

The Company and Employee are each a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, the Company is engaged in logistics, freight forwarding, supply chain management, and related operations, and maintains proprietary systems, Confidential Information (as defined below), customer data, financial records, and information technology infrastructure essential to its operations;

WHEREAS, Employee will occupy a position of trust and responsibility, with access to the Company’s Confidential Information, Company Systems, financial accounts, and sensitive business data in the course and scope of employment;

WHEREAS, the Parties desire to set forth their respective rights and obligations regarding indemnification, confidentiality, data protection, cybersecurity, and intellectual property, consistent with applicable federal and California law, including the California Labor Code, the California Uniform Trade Secrets Act, and the federal Defend Trade Secrets Act;

NOW, THEREFORE, in consideration of Employee’s employment or continued employment with the Company, the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

This Agreement is supplemental to, and does not supersede, any offer letter, employment agreement, employee handbook, or Company policy, except to the extent expressly stated herein. This Agreement does not create a contract of employment for any definite term; Employee’s employment remains at-will, terminable by either Party at any time, with or without cause or advance notice, to the fullest extent permitted by law. Dispute resolution between the Parties is governed by a separate Mutual Arbitration Agreement, if executed by the Parties.

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms have the meanings set forth below:

1.1 “Confidential Information” means all non-public information, whether oral, written, electronic, or visual, that relates to the Company’s business, operations, finances, customers, vendors, technology, or employees, including but not limited to: (a) trade secrets as defined by the California Uniform Trade Secrets Act and the federal Defend Trade Secrets Act; (b) business plans, strategies, and projections; (c) customer and vendor lists, contracts, pricing, and relationship data, including carrier and vendor performance scorecards, lane-specific carrier preferences and reliability histories, negotiated rate matrices and tariff structures, capacity reservation agreements and their terms, freight consolidation strategies, and proprietary customs and HS Code classification databases; (d) financial records, reports, projections, budgets, costing information, and internal analyses; (e) proprietary software, algorithms, databases, system configurations, source code, and any automated or AI-assisted tools or systems used in connection with Company operations; (f) shipping routes, logistics networks, and operational procedures; (g) marketing plans and competitive analyses; (h) employee compensation data and personnel records, except to the extent disclosure is protected or permitted under applicable law; (i) information designated by the Company as confidential or proprietary; (j) any information that a reasonable person would understand to be confidential given its nature and the circumstances of disclosure; (k) financial account information, including bank account numbers, routing numbers, wire transfer instructions, payment platform credentials, corporate credit card numbers, and customer or vendor payment details; (I) login credentials, usernames, passwords, and account access information for any account created by or for the Company, including employee email accounts, cloud storage accounts, software platform accounts, and shared digital accounts (as further described in Section 1.3); (m) physical security information, including building alarm codes and passwords, gate access codes, security camera system credentials, safe or vault combinations, and any other codes controlling physical access to Company facilities or equipment; and (n) proprietary data sets, pricing models, route optimization tools, forecasting models, analytics systems, and automated decision-making tools used in the Company’s logistics operations, including outputs generated from such systems.

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Exclusions. Confidential Information does not include information that: (i) is or becomes generally available to the public other than through Employee’s breach of this Agreement; (ii) was known to Employee prior to disclosure by the Company, as documented by Employee’s contemporaneous written records; (iii) is independently developed by Employee entirely on Employee’s own time, without use of or reference to the Company’s Confidential Information, Company Systems, or Company resources, and outside the scope of Employee’s duties for the Company; (iv) is rightfully received from a third party without restriction on disclosure. Nothing in this definition of Confidential Information shall be construed to prevent Employee from using general skills, knowledge, and experience acquired during employment in subsequent employment, to the extent such skills, knowledge, and experience do not constitute trade secrets as defined under the California Uniform Trade Secrets Act (Cal. Civ. Code § 3426.1) or the federal Defend Trade Secrets Act (18 U.S.C. § 1839). This Agreement is not intended to, and shall not be construed to, operate as a de facto covenant not to compete in violation of California Business and Professions Code § 16600.

1.2 “Company Systems” means all Company-owned, leased, licensed, or managed information technology systems, hardware, software, networks, servers, cloud services, databases, email accounts, communication platforms (including Slack, Microsoft Teams, WeChat Work, and similar tools), mobile devices, and any other electronic infrastructure used in connection with the Company’s business.

1.3 “Credentials” means all usernames, passwords, PINs, access codes, encryption keys, security tokens, multi-factor authentication devices, digital certificates, API keys, and any other authentication or authorization mechanisms provided to or created by Employee for access to Company Systems.

1.4 “Indemnified Parties” means the Company, its parent company, subsidiaries, affiliates, members, managers, officers, directors, employees, agents, successors, and assigns.

1.5 “Personal Data” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with an identified or identifiable individual, as defined under the California Consumer Privacy Act (Cal. Civ. Code § 1798.100 et seq., as amended by the CPRA) and any other applicable privacy law.

1.6 “Willful Misconduct” means any intentional act or omission by Employee undertaken with knowledge that such act or omission is wrongful, unlawful, or in violation of this Agreement, Company policies, or applicable law, or undertaken with reckless disregard for the consequences thereof. Willful Misconduct includes, without limitation, fraud, embezzlement, theft, intentional misappropriation, intentional data breach, unauthorized disclosure of Confidential Information, and knowing violations of law.

SECTION 2. INDEMNIFICATION.

2.1 Employee Indemnification Obligation. To the maximum extent permitted by applicable law, Employee agrees to indemnify, defend, and hold harmless the Indemnified Parties from and against any and all claims, losses, damages, liabilities, judgments, penalties, fines, costs, and expenses (including reasonable attorneys’ fees and costs of investigation) that arise out of, result from, or are related to Employee’s: (a) Willful Misconduct; (b) fraud, dishonesty, or criminal conduct; (c) intentional or knowing violation of applicable law, regulation, or governmental order; (d) material and intentional breach of this Agreement; or (e) unauthorized use or disclosure of Confidential Information outside the scope of employment. For the avoidance of doubt, the Company shall provide Employee with written notice of any claim, loss, or liability for which Employee is responsible under this Section. If Employee fails to take reasonable steps to address or resolve such matter in a timely manner, the Company reserves the right to retain legal counsel or take such other action as it deems reasonably necessary to protect the Indemnified Parties’ interests. Employee shall reimburse the Company for all reasonable attorneys’ fees, costs, and expenses actually incurred within a reasonable time following the earlier of: (i) a final, non-appealable judicial or arbitral determination establishing Employee’s liability under this Section; or (ii) a written settlement agreement signed by both Parties acknowledging Employee’s liability. No reimbursement obligation shall arise, and no amounts shall become due, prior to such a determination or settlement.

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2.2 Limitation on Indemnification. The indemnification obligations in Section 2.1 shall not apply to: (a) losses arising from Employee’s ordinary negligence within the course and scope of employment; (b) losses attributable to the Company’s own fault or unlawful conduct; or (c) expenditures or losses incurred by Employee in direct consequence of following the Company’s directions. Nothing in this Agreement limits any right Employee holds under applicable law that cannot be lawfully waived.

2.3 Acknowledgment of Consequences. Employee acknowledges that Willful Misconduct, fraud, illegal acts, or material breaches of this Agreement or Company policies are expressly prohibited and may result in: (a) disciplinary action, up to and including immediate termination of employment; (b) civil liability, including money damages and equitable relief; (c) referral to law enforcement and criminal prosecution; and (d) indemnification obligations as set forth in Section 2.1. The availability of any one remedy shall not preclude the pursuit of any other remedy.

2.4 Notice and Opportunity to Respond. The Company shall provide Employee with written notice of any claim for which it seeks indemnification under this Section, including a reasonable description of the factual basis therefor, and shall afford Employee a reasonable opportunity to respond before the Company takes final action to enforce the indemnification obligation.

SECTION 3. ANTI-FRAUD COMMITMENT.

3.1 Prohibition. Fraud—including misappropriation of funds, financial statement fraud, forgery, falsification of records, embezzlement, bribery, kickbacks, and any other deceptive act resulting in financial gain or loss—is strictly prohibited and may constitute a violation of applicable federal and California law.

3.2 Affirmative Obligations. Employee agrees to: (a) abstain from fraudulent, deceptive, or unethical conduct; (b) refrain from facilitating, concealing, or enabling such conduct; and (c) promptly report any known or suspected fraudulent or unethical activities to the appropriate supervisor, Human Resources, or management.

3.3 Compliance with Internal Controls. Employee agrees to comply with all Company internal policies, controls, and procedures designed to prevent and detect fraud, including dual-authorization requirements, segregation of duties, expense reporting procedures, and access controls, as well as any applicable external legal or regulatory requirements.

3.4 Cooperation with Investigations. Employee agrees to cooperate fully with any internal or external investigation regarding suspected fraud or unethical conduct and to provide honest and complete information.

3.5 Law Enforcement Notification. Employee acknowledges that the Company may, in its discretion, notify law enforcement or regulatory authorities regarding any suspected or actual fraudulent activity.

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SECTION 4. CONFIDENTIALITY AND TRADE SECRET PROTECTION.

4.1 Non-Disclosure Obligation. Employee agrees to hold all Confidential Information in strict confidence and shall not, during or after employment, directly or indirectly, disclose, disseminate, publish, or use any Confidential Information except: (a) as necessary in the faithful performance of Employee’s duties for the Company; (b) as expressly authorized in writing by the Company; or (c) as required by applicable law, regulation, or valid legal process (subject to Section 4.5).

4.2 Protective Measures. Employee shall take all reasonable precautions to prevent unauthorized disclosure or use of Confidential Information, including but not limited to: (a) securing physical and electronic documents; (b) using encryption and password protection as directed by the Company; (c) not discussing Confidential Information in public places, on unsecured channels, or with unauthorized persons; (d) complying with all Company information security policies and procedures; and (e) immediately reporting any known or suspected unauthorized access to or disclosure of Confidential Information.

4.3 No Personal or Competitive Use. Employee shall not, directly or indirectly, use any Confidential Information or trade secrets for Employee’s personal gain or for the benefit of any other individual, entity, or competitor, and shall not engage in any activities using Confidential Information that could reasonably be expected to cause material harm to the Company’s legitimate business interests or provide an unfair competitive advantage to any third party.

4.4 DTSA Immunity Notice (18 U.S.C. § 1833(b)). Employee is hereby notified that, pursuant to the federal Defend Trade Secrets Act, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret except pursuant to court order.

4.5 Compelled Disclosure. If Employee is compelled by law, regulation, or valid legal process to disclose Confidential Information, Employee shall, to the extent legally permitted: (a) promptly provide written notice to the Company prior to such disclosure to permit the Company to seek a protective order or other appropriate remedy; (b) cooperate with the Company in seeking such order; and (c) disclose only the portion of Confidential Information that is legally required.

4.6 Survival. Employee’s obligations under this Section 4 survive termination of this Agreement and of employment for any reason. With respect to trade secrets, such obligations continue for as long as the information qualifies as a trade secret under applicable law.

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SECTION 4A. CONFLICT OF INTEREST AND DUTY OF LOYALTY.

4A.1 Duty of Loyalty. During the period of Employee’s employment, Employee owes the Company a duty of undivided loyalty and shall: (a) devote Employee’s full professional effort, skill, and attention to the performance of Employee’s duties for the Company; (b) not take any action that is adverse to, or that competes with, the Company’s interests; (c) not solicit or divert the Company’s customers, vendors, or employees for Employee’s own benefit or for the benefit of any competitor or third party; and (d) not make preparations to engage in competitive activity that involves the use of Confidential Information or that materially interferes with Employee’s job performance for the Company.

4A.2 Conflict of Interest Disclosure. Employee shall promptly disclose in writing to the Company’s Human Resources department or direct supervisor any actual or potential conflict of interest, including but not limited to: (a) ownership of any direct or indirect financial interest in any business that is, or that Employee reasonably knows may become, a customer, vendor, carrier, competitor, or business partner of the Company; (b) employment, consulting, or advisory engagement with any person or entity that is a customer, vendor, carrier, competitor, or business partner of the Company; (c) any outside business activity that involves the use of Confidential Information; and (d) any other circumstance in which Employee’s personal interests could reasonably influence, or could reasonably be perceived to influence, Employee’s professional judgment or actions on behalf of the Company. Employee acknowledges that in the logistics and freight forwarding industry, employee access to carrier networks, customer freight patterns, and competitive pricing data creates heightened potential for conflicts of interest, and that full and timely disclosure is essential to protect both the Company and Employee.

4A.3 Limitations on Outside Activities. Employee shall not, during the period of employment, engage in any outside employment, consulting, or business activity that: (a) uses or risks disclosing Confidential Information; (b) directly competes with the Company’s business; or (c) materially interferes with Employee’s ability to perform Employee’s duties for the Company. Nothing in this Section shall be construed to restrict Employee’s lawful off-work activities that do not create an actual conflict of interest, consistent with California Labor Code § 96(k) and applicable law.

4A.4 Corporate Opportunities. Employee shall promptly disclose to the Company any business opportunity that Employee becomes aware of in the course of employment and that falls within the scope of the Company’s existing or reasonably anticipated business activities, including new customer relationships, carrier partnerships, or logistics contracts. Employee shall not usurp or divert any such corporate opportunity for Employee’s own benefit or for the benefit of any third party without the Company’s prior written consent.

4A.5 This Section 4A shall survive the termination of this Agreement and Employee’s employment solely with respect to obligations that arose during the period of employment.

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SECTION 5. CYBERSECURITY, SYSTEM ACCESS, AND DATA PROTECTION.

5.1 Acceptable Use of Company Systems. Employee shall use Company Systems solely for legitimate, authorized business purposes and in compliance with all Company policies, including any Acceptable Use Policy, Information Security Policy, and Data Classification Policy. Incidental personal use, if permitted by Company policy, shall not involve Confidential Information and shall not interfere with Employee’s job duties or compromise system security.

5.2 Credential Protection. Employee shall: (a) safeguard all Credentials and not share, disclose, or transfer them to any person, including other Company employees, except as expressly authorized by Company IT policy; (b) use strong, unique passwords in compliance with Company password policies; (c) enable and use multi-factor authentication where required or available; (d) immediately report to the Company’s IT department or designated security officer any known or suspected compromise, loss, or unauthorized use of Credentials; (e) not use personal accounts, devices, or cloud services to access, store, or transmit Confidential Information unless expressly authorized in writing by the Company.

5.3 Prohibition on Unauthorized Access and System Misuse. Employee shall not, without express written authorization: (a) access, attempt to access, or exceed authorized access to any Company System, database, file, account, or network resource for which Employee has not been granted access; (b) install, download, or deploy any unauthorized software, application, script, or tool on Company Systems; (c) disable, circumvent, or interfere with any security measure, firewall, access control, audit log, monitoring system, or intrusion detection system; (d) connect any unauthorized device to Company networks; (e) use any Company System for unlawful, unethical, or policy-violating activity; (f) access or attempt to access any system, account, or data belonging to another employee or third party without proper authorization; or (g) submit or transmit any Confidential Information to any external artificial intelligence or cloud-based service not expressly approved in writing by the Company.

5.4 Data Breach Notification and Liability. Employee shall immediately notify the Company’s IT department, designated security officer, or management upon discovery of, or reasonable belief that there has been: (a) any unauthorized access to, acquisition of, or disclosure of Confidential Information or Personal Data; (b) any security incident affecting Company Systems, including malware infection, ransomware, phishing compromise, or unauthorized intrusion; or (c) any loss or theft of Company property, including devices containing Confidential Information. Employee’s failure to promptly report a known data breach or security incident shall constitute a material breach of this Agreement. To the extent Employee’s Willful Misconduct or intentional violation of Company security policies proximately causes a data breach, Employee shall be liable for resulting damages as set forth in Section 2.1, subject to the limitations in Section 2.2.

5.5 Post-Termination Access Restrictions. Upon termination of employment for any reason, or at any earlier time upon the Company’s request: (a) Employee’s access to all Company Systems shall be terminated immediately, and Employee shall not attempt to access or use any Company System after such termination; (b) Employee shall return all Company-issued devices, hardware, security tokens, access cards, keys, and any other Company property; (c) Employee shall not retain, copy, transfer, or remove any Confidential Information, data, or files from Company Systems; (d) Employee shall delete or destroy all Confidential Information stored on personal devices, personal cloud accounts, or personal email accounts, and shall, upon request, certify such deletion in writing; (e) Employee shall cooperate with the Company’s IT department to ensure orderly transition and deactivation of access; (f) Employee shall disclose and surrender to the Company all login credentials, usernames, and passwords for any account created by or on behalf of Employee for Company business purposes, including but not limited to email accounts, cloud storage accounts, software platform accounts, payment system accounts, shipping and logistics platform accounts, and any other work-related digital accounts, and Employee shall not change, delete, or disable any such credentials prior to or after termination. For the avoidance of doubt, this obligation applies only to accounts created for or used exclusively in connection with Company business and does not require Employee to disclose credentials for personal accounts that were used only incidentally for Company purposes and are not registered under a Company domain or in the Company’s name; and (g) Employee shall disclose and surrender all physical security credentials in Employee’s possession or knowledge, including but not limited to building alarm codes and passwords, gate access codes, security camera system credentials, safe or vault combinations, and any other codes or credentials controlling physical access to Company facilities, equipment, or storage areas. All accounts created by the Company for Employee’s use, or created by Employee in connection with Company business, are the sole property of the Company, regardless of whether such accounts are registered in Employee’s individual name. Employee shall have no ownership right or right of retention with respect to any such account or its contents, except as protected by applicable law. Any attempt to access Company Systems or Company accounts after termination of access authorization may constitute unauthorized access under applicable law.

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5.6 BYOD and Remote Access. If Employee is authorized to use personal devices to access Company Systems or Confidential Information (“BYOD”), Employee agrees to: (a) comply with all Company BYOD and mobile device management policies; (b) install and maintain any Company-required security software; (c) permit the Company to remotely wipe Company data from such devices upon termination of employment or upon loss or theft; (d) keep all such devices secured with strong passwords and encryption; and (e) not allow any other person to use such devices to access Company Systems or Confidential Information.

5.7 Privacy Compliance. Employee shall handle all Personal Data in compliance with applicable privacy laws, including the California Consumer Privacy Act (as amended by the CPRA), and all Company data handling and privacy policies. Employee shall not access, collect, use, share, or disclose Personal Data except as necessary for Employee’s authorized job functions and in accordance with Company policy.

SECTION 6. TRAINING AND AWARENESS.

6.1 Employee agrees to actively participate in and complete all training programs mandated by the Company pertaining to fraud prevention, information security, cybersecurity awareness, confidentiality, data privacy, ethics, and any other topic the Company deems necessary for the protection of its interests. All required training shall be conducted during Employee’s regular working hours, and Employee shall be compensated for all time spent in such training in compliance with applicable wage and hour laws.

6.2 Employee agrees to remain informed of and compliant with all Company policies, procedures, and updates related to the subjects addressed in this Agreement, and to apply such knowledge in the performance of Employee’s duties.

6.3 Failure to participate in or complete required training, or failure to comply with the standards communicated through such training, may constitute a breach of this Agreement and may result in disciplinary action, up to and including termination of employment.

SECTION 7. RETURN OF PROPERTY.

7.1 Upon termination of employment for any reason, or at any time upon the Company’s request, Employee shall promptly return all property, whether tangible or intangible, belonging to the Company, including but not limited to: financial records, reports, data, business plans, customer lists, vendor lists, documents, computer equipment, laptops, mobile devices, tablets, external storage media, access cards, keys, security tokens, and any other materials or assets provided to Employee or produced or acquired by Employee in the course of employment.

7.2 Employee shall not make or retain copies, reproductions, summaries, or derivatives of any Company property without the express written consent of the Company. Where Company property is in electronic or digital form, Employee shall delete or destroy such property in the manner directed by the Company and shall, upon request, certify in writing that all such property has been returned or destroyed.

7.3 All such property is the exclusive property of the Company. Employee has no ownership right, lien, or right of retention with respect to such property.

7.4 This Section 7 shall survive the termination of this Agreement and Employee’s employment for any reason.

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SECTION 8. MONITORING AND AUDIT RIGHTS.

8.1 Consent to Monitoring. Employee acknowledges and agrees that the Company reserves the right to monitor, inspect, and audit Employee’s use of Company Systems and Company property, to the extent permitted by applicable law, including but not limited to: email accounts and electronic communications sent through or stored on Company Systems; internet usage and browsing history; access logs, security event logs, and audit trails; files and data stored on Company Systems or Company-issued devices; and telephone and voicemail communications on Company-provided systems. Employee acknowledges that use of Company Systems and Company-provided devices may be monitored consistent with applicable law, and that Employee should not expect privacy in communications or activities conducted through Company Systems or Company-provided devices, except as protected by applicable law.

8.2 Purpose. Information obtained through monitoring may be used for: (a) verifying compliance with this Agreement, Company policies, and applicable law; (b) investigating and preventing fraud, misconduct, security incidents, or data breaches; (c) protecting the Company’s business interests and assets; (d) ensuring system performance and security; and (e) any other lawful business purpose.

8.3 Cooperation. Employee agrees to cooperate fully with any monitoring, inspections, or audits conducted by the Company.

8.4 Legal Limitations. The Company’s monitoring rights shall be exercised in compliance with all applicable law. The Company shall not monitor Employee’s personal devices, personal accounts, or personal communications not conducted through Company Systems.

8.5 This Section 8 shall survive the termination of this Agreement solely as to the Company’s right to review information created, stored, or maintained during Employee’s employment.

SECTION 9. POST-EMPLOYMENT COOPERATION.

9.1 Employee agrees to cooperate fully and in good faith with the Company during and after employment in any internal investigation, audit, or inquiry, and in any external investigation, litigation, arbitration, or regulatory proceeding in which the Company has an interest, relating to matters of which Employee has knowledge by virtue of employment.

9.2 Such cooperation includes making oneself reasonably available for interviews, depositions, or testimony; providing honest and complete information; producing documents in Employee’s possession; and assisting the Company in understanding matters under investigation or dispute.

9.3 Compensation for Post-Employment Cooperation. To the extent Employee’s cooperation requires significant time after termination, the Company shall compensate Employee at a reasonable hourly rate mutually agreed upon in writing prior to the cooperation being rendered. If the Parties cannot agree on a rate within ten (10) business days of the Company’s written request for cooperation, compensation shall default to Employee’s last regular base hourly rate of pay (or, for salaried employees, the equivalent hourly rate derived from annual base salary divided by 2,080 hours, or such other standard full-time divisor as required by law). The Company shall also reimburse Employee for all reasonable and documented out-of-pocket expenses incurred in connection with such cooperation, consistent with California Labor Code § 2802.

9.4 If Employee is contacted by any third party regarding any matter potentially involving the Company, Employee shall promptly notify the Company’s legal department; provided, however, that nothing herein shall restrict Employee’s right to communicate with governmental agencies as permitted by applicable law, or Employee’s right to communicate with Employee’s own personal legal counsel.

9.5 This Section 9 shall survive termination of employment for three (3) years, except as to matters involving pending litigation or proceedings at the time of termination, in which case cooperation obligations continue until final resolution. Any post-employment cooperation required under this Section shall be reasonable in scope and timing.

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SECTION 10. BREACH AND REMEDIES.

10.1 In the event of a breach or threatened breach of this Agreement by either Party, the non-breaching Party shall have the right to pursue all legal and equitable remedies available under applicable law, subject to the dispute resolution provisions of any separate Mutual Arbitration Agreement between the Parties.

10.2 Equitable Relief. Either Party may seek temporary, preliminary, or permanent injunctive relief or other equitable relief from a court of competent jurisdiction to prevent or restrain a breach or threatened breach of this Agreement, to the extent such relief is available under applicable law. The Party seeking equitable relief shall bear the burden of demonstrating irreparable harm and all other requirements for such relief at the time the relief is sought. Nothing in this Section constitutes an advance stipulation by either Party that the other Party is entitled to injunctive relief, that irreparable harm will exist, or that a bond or other security is not required. This mutual right to seek equitable relief does not diminish the obligation to submit Covered Claims (as defined in the Mutual Arbitration Agreement, if executed) to arbitration.

10.3 The rights and remedies of each Party under this Agreement are cumulative and in addition to any other rights or remedies under law or equity. A Party’s failure to enforce any provision shall not constitute a waiver of the right to enforce such provision or any other provision.

10.4 This Section 10 shall survive the termination of this Agreement and Employee’s employment for any reason.

SECTION 11. INTELLECTUAL PROPERTY AND WORK PRODUCT.

11.1 Company Ownership of Work Product. All work product, inventions, discoveries, improvements, designs, original works of authorship, formulas, processes, software, code, databases, configurations, documentation, and other intellectual property, whether or not patentable or copyrightable, that Employee conceives, creates, develops, or reduces to practice, alone or jointly with others, during the period of employment and within the scope of Employee’s duties or using Company resources, Confidential Information, or Company Systems (collectively, “Work Product”), shall be the sole and exclusive property of the Company. Work Product includes any output created with the assistance of, or in connection with, any Company technology or data system, regardless of the degree of human authorship involved. To the extent any Work Product qualifies as a “work made for hire” under the United States Copyright Act (17 U.S.C. § 101), it shall be deemed a work made for hire. To the extent any Work Product does not qualify as a work made for hire, or to the extent copyright or patent law does not recognize the Company as the owner by operation of law (including due to the involvement of Al in its creation), Employee hereby irrevocably assigns to the Company all right, title, and interest in and to such Work Product, including all intellectual property rights therein and any trade secret rights arising from maintaining such Work Product in confidence.

11.2 Assistance. Employee agrees to cooperate with the Company, at the Company’s expense, to execute any documents and take any actions reasonably necessary to perfect, evidence, or enforce the Company’s rights in any Work Product, including patent applications, copyright registrations, and assignments. If the Company is unable to obtain Employee’s signature on any such document after reasonable effort, Employee hereby irrevocably appoints the Company as Employee’s attorney-in-fact, coupled with an interest, for the limited purpose of executing such documents on Employee’s behalf, which appointment shall survive the termination of Employee’s employment.

11.3 California Labor Code § 2870 Notice. In accordance with California Labor Code § 2870, the assignment in this Section does not apply to any invention that Employee develops entirely on Employee’s own time, without using the Company’s equipment, supplies, facilities, or Confidential Information, unless the invention: (a) relates, at the time of conception or reduction to practice, to the Company’s business or to the Company’s actual or demonstrably anticipated research or development; or (b) results from any work performed by Employee for the Company. Employee acknowledges receipt of this notice.

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11.4 Prior Inventions. Employee shall disclose on Exhibit A attached hereto any inventions, original works of authorship, or intellectual property that Employee owns prior to employment and wishes to exclude from the scope of this Agreement. If no Exhibit A is attached or no items are listed, Employee represents that no such prior inventions exist. Employee further represents and warrants that Employee has not entered into, and is not subject to, any agreement, obligation, or restriction with any prior employer or third party that would conflict with, limit, or impair Employee’s ability to fulfill the assignment obligations set forth in this Section 11.

11.5 Moral Rights. To the fullest extent permitted by applicable law, Employee waives any and all moral rights in any Work Product, including rights of attribution and integrity.

11.6 This Section 11 shall survive the termination of this Agreement and Employee’s employment for any reason.

SECTION 12. PROTECTION AGAINST UNFAIR COMPETITION.

12.1 Prohibited Conduct. Employee acknowledges that the unauthorized use or disclosure of Confidential Information or trade secrets to compete with the Company, or to solicit or divert the Company’s customers, vendors, or employees using Confidential Information, constitutes unfair competition and may give rise to claims under the California Uniform Trade Secrets Act, the federal Defend Trade Secrets Act, the California Unfair Competition Law, and applicable common law, including tortious interference with contractual and prospective business relations.

12.2 Non-Compete. Nothing in this Agreement shall be construed as a covenant not to compete or as restricting Employee’s right to engage in any lawful profession, trade, or business following termination of employment, consistent with California Business and Professions Code § 16600. Employee’s post-employment obligations under this Agreement are limited to the protection of Confidential Information, trade secrets, intellectual property, and the other specific obligations set forth herein.

12.3 Remedies. All claims arising under or relating to this Section, including claims under the California Uniform Trade Secrets Act, the federal Defend Trade Secrets Act, and the California Unfair Competition Law, shall be subject to the dispute resolution provisions of any separate Mutual Arbitration Agreement between the Parties, except that either Party may seek emergency equitable relief as provided in Section 10.2 and as permitted by the applicable arbitration agreement.

12.4 Independence of Contract Claims. The Company’s right to pursue claims for breach of this Agreement is independent of any claim under applicable trade secret law. Contractual remedies under this Agreement may be pursued simultaneously with, alternatively to, or independently of any trade secret claim, and no election of remedies shall be required.

SECTION 13. THIRD-PARTY BENEFICIARIES.

13.1 The Indemnified Parties are intended third-party beneficiaries of this Agreement and shall have the right to enforce the provisions hereof to the extent designed to protect their interests.

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SECTION 14. SEVERABILITY.

14.1 If any provision of this Agreement or its application to any person or circumstance is found invalid, illegal, or unenforceable by a court or arbitrator of competent jurisdiction, the remainder shall not be affected and shall remain in full force and effect to the maximum extent permitted by law.

14.2 In such event, the court or arbitrator shall, to the extent permitted, reform the provision to the minimum extent necessary to render it valid and enforceable while preserving the Parties’ original intent. To the extent permitted by applicable law, the court or arbitrator may reform any overbroad provision rather than striking it entirely.

SECTION 15. ENTIRE AGREEMENT AND AMENDMENT.

15.1 This Agreement, including any exhibits, constitutes the entire agreement between the Parties with respect to the specific subject matter hereof (indemnification, confidentiality, cybersecurity, data protection, and intellectual property) and supersedes all prior understandings, negotiations, or agreements relating to such subject matter. Dispute resolution is governed by the separate Mutual Arbitration Agreement, if executed by the Parties. This Agreement does not supersede or modify any existing offer letter, employment agreement, equity agreement, or other written agreement between the Parties, except to the extent expressly stated herein.

15.2 No amendment, modification, or waiver of any provision shall be effective unless in writing and signed by both Employee and an authorized representative of the Company.

15.3 Policy Updates. The Company may update its internal policies referenced herein from time to time. Updates shall be communicated to Employee with reasonable notice. However, no material amendment to this Agreement that increases Employee’s contractual obligations or reduces Employee’s rights shall be effective without Employee’s written consent or additional consideration, unless otherwise permitted by law.

SECTION 16. GOVERNING LAW AND JURISDICTION.

16.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict-of-law principles.

16.2 For any claims not subject to arbitration under a separate Mutual Arbitration Agreement, the Parties consent to the exclusive jurisdiction and venue of the state and federal courts located in the county in which Employee primarily works (or last primarily worked) in California.

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SECTION 17. ADDITIONAL PROVISIONS.

17.1 At-Will Employment. Nothing in this Agreement creates a contract of employment for any definite term or alters the at-will nature of Employee’s employment. Either Party may terminate the employment relationship at any time, with or without cause or advance notice, to the fullest extent permitted by law.

17.2 Preservation of Non-Waivable Rights. Nothing in this Agreement is intended to, or shall be interpreted to, restrict or limit any right that cannot be lawfully waived under applicable federal, state, or local law. To the extent any provision of this Agreement conflicts with applicable law, such law shall control.

17.3 Counterparts and Electronic Execution. This Agreement may be executed in counterparts, each deemed an original. Electronic signatures have the same legal effect as original signatures pursuant to the California Uniform Electronic Transactions Act (Cal. Civ. Code § 1633.1 et seq.) and the federal E-SIGN Act (15 U.S.C. §§ 7001-7006).

17.4 Notices. All notices shall be in writing and delivered personally, by certified U.S. mail (return receipt requested), or by nationally recognized overnight courier to the Parties at their addresses on file with the Company.

17.5 Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective heirs, executors, administrators, successors, and assigns. Employee may not assign this Agreement. The Company may assign this Agreement in connection with a merger, acquisition, sale of substantially all assets, or other corporate reorganization.

17.6 Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either Party. Section headings are for convenience only.

17.7 Adequate Consideration. Employee acknowledges that employment or continued employment with the Company, access to Confidential Information, and the mutual obligations herein constitute adequate consideration for this Agreement.

17.8 Relationship to Arbitration Agreement. The Parties may enter into a separate Mutual Arbitration Agreement governing dispute resolution. This Agreement and any such Mutual Arbitration Agreement are independent contracts. If the Mutual Arbitration Agreement is found unenforceable for any reason, this Agreement shall remain in full force and effect, and disputes shall be resolved in accordance with Section 16.2.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Y&T E-COMMERCE INC

By:	Kevin Lai
Name:
Title:	President
Date:	02/23/2026

EMPLOYEE

Signature:	/s/ Hongkai wang
Printed Name:	Hongkai wang
Date:	02-23-2026

EMPLOYEE ACKNOWLEDGMENT

By signing this Agreement, I acknowledge that: (1) I have carefully read and understand the terms and conditions of this Agreement; (2) I have been given a reasonable opportunity to review this Agreement and to consult with an attorney of my choosing before signing; and (3) I am signing this Agreement voluntarily and of my own free will, without coercion.

Employee Initials: Hw

Date:   02-23-2026

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EXHIBIT A

PRIOR INVENTIONS DISCLOSURE

The following is a complete list of all inventions, original works of authorship, developments, improvements, and trade secrets that I made prior to my employment with the Company that I wish to exclude from the scope of Section 11 of the Agreement:

☐ No prior inventions to disclose.

☐ The following prior inventions are disclosed (attach additional pages if necessary):

1.
2.
3.

Employee Signature: ______________________________________________

Date: ___________________________________________________

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